Acknowledgement of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
YUM! Brands, Inc.:

We hereby acknowledge our awareness of the use of our report dated August 7, 2018 included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the quarter and year-to-date period ended June 30, 2018, and incorporated by reference in the following Registration Statements:

Description	Registration Statement Number
Form S-3
Yum! Direct Stock Purchase Program	333-46242
Debt Securities	333-188216
Form S-8
Restaurant Deferred Compensation Program	333-36877, 333-32050
Executive Income Deferral Program	333-36955
SharePower Stock Option Plan	333-36961
YUM! Brands 401 (k) Plan	333-36893, 333-32048, 333-109300
YUM! Brands, Inc. Restaurant General Manager Stock Option Plan	333-64547
YUM! Brands, Inc. Long-Term Incentive Plan	333-32052, 333-109299, 333-170929, 333-223152

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Louisville, Kentucky
August 7, 2018